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                            IMS HEALTH INCORPORATED

  OFFER TO EXCHANGE 0.309 SHARES OF COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
                            CLASS B COMMON STOCK FOR
               EACH SHARE OF IMS HEALTH INCORPORATED COMMON STOCK
                   UP TO AN AGGREGATE OF 36,540,129 SHARES OF
                            IMS HEALTH COMMON STOCK

To Our Clients:

     Enclosed for your consideration is an offering circular-prospectus, dated
January 9, 2003 (the "Offering Circular-Prospectus"), and a Letter of
Transmittal relating to the offer by IMS Health Incorporated ("IMS Health") to exchange 0.309 shares of Cognizant Technology Solutions Corporation
("Cognizant") class B common stock for each tendered share of IMS Health common stock, up to an aggregate of 36,540,129 shares of IMS Health common stock. The
Letter of Transmittal is furnished to you for information only and may not be used by you to tender your shares of IMS Health common stock.

     The material is being forwarded to you as the beneficial owner of IMS
Health common stock carried by us in your account, but not registered in your name. A tender of your shares of IMS Health common stock may only be made by us as the registered holder and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender any or all of your shares of IMS Health commons stock held by us for your account pursuant to the terms and conditions set forth in the enclosed Offering
Circular-Prospectus and the related Letter of Transmittal.

     Your instructions to us should be forwarded prior to close of business on February 3, 2003, three business days prior to the expiration date for the exchange offer, in order to permit us to tender your shares of IMS Health common stock in accordance with the provisions of the exchange offer.

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
FEBRUARY 6, 2003, OR IF EXTENDED BY IMS HEALTH, THE LATEST DATE AND TIME TO
WHICH EXTENDED (THE "EXPIRATION DATE").

     IMS Health common stock tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the Offering
Circular-Prospectus, at any time prior to the expiration date and after March 6, 2003, if not theretofore accepted for exchange by IMS Health.

     Your attention is directed to the following:

          1. The exchange offer is for up to an aggregate of 36,540,129 shares of IMS Health common stock.

          2. IMS Health's obligation to accept shares of IMS Health common stock tendered in the exchange offer is subject to certain condition specified in the Offering Circular-Prospectus.

     If you wish to have us tender any or all of your shares of IMS Health common stock, please so instruct us by completing, executing and returning to us the instruction from which appears on the reverse side of this letter.
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                                  INSTRUCTIONS

     I acknowledge receipt of your letter and the enclosed material referred to therein relating to IMS Health's offer to exchange Cognizant class B common stock for IMS Health common stock at a fixed ratio. I hereby instruct you to tender the shares of IMS Health common stock indicated below (or, if no number is indicated below, all shares) held by you for my account, pursuant to the terms of and conditions set forth in the Offering Circular-Prospects, the related Letter of Transmittal and the participation instructions for the Letter of Transmittal.

     [ ] Please tender all my shares of IMS Health common stock held by you for my account.

     [ ] Please tender ____________ (number) of the shares of IMS Health common stock held by you for my account.

                                    ODD-LOTS

     [ ] By checking this box, I represent that I own beneficially and of record an aggregate of less than 100 shares of IMS Health common stock and am tendering all my shares of IMS Health common stock.

  UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR
SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR
                   SHARES OF IMS HEALTH COMMON STOCK HELD BY
                              US IN YOUR ACCOUNT.

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
SIGNATURE                                          SIGNATURE

--------------------------------------------       --------------------------------------------

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PLEASE PRINT NAME HERE                             PLEASE PRINT NAME HERE

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT THE
          EXCHANGE AGENT, INFORMATION AGENT, IMS HEALTH OR COGNIZANT.